                                                                EXHIBIT 10.8

                             AGREEMENT OF SUBLEASE


                                    between


                     THE NEW YORK JOB DEVELOPMENT AUTHORITY


                                                                Sublessor


                                      and


                           VICTOR CAPITAL GROUP, L.P.


                                                                Sublessee



                               Premises:
                               --------
                               605 Third Avenue
                               New York, New York
                               Entire 26th Floor

                            TABLE OF CONTENTS
                            -----------------

Article                                                         PAGE
-------                                                         ----


     1. Demised Premises........................................  1

     2. Term....................................................  2

     3. Rent....................................................  4

     4. Use.....................................................  6

     5. Master Lease............................................  7

     6. Services...............................................  10

     7. Electricity............................................  11

     8. Alteration and Repairs.................................  12

     9. Insurance..............................................  13

    10. Assignment, Subletting and Encumbrances................  14

    11. Indemnification........................................  17

    12. Time Limits............................................  19

    13. Remedies Cumulative....................................  20

    14. Quiet Enjoyment........................................  20

    15. Release of Sublessor...................................  20

    16. Surrender of Premises..................................  21

    17. Estoppel Certificates..................................  22

    18. Security...............................................  22

    19. Notices................................................  25

    20. Landlord's Consent Required............................  26

    21. Broker.................................................  26

    22. Waiver of Rights to Jury and Counterclaim..............  27

    23. Miscellaneous..........................................  27

    24. Underlying Lease Compliance............................  29

        Exhibit "A" - Initial Work

                                    SUBLEASE

     SUBLEASE, dated as of July 29, 1997, between NEW YORK JOB DEVELOPMENT AUTHORITY, a New York public benefit corporation ("Sublessor"), having an office c/o Empire State Development at 633 Third Avenue, New York, New York 10017 and VICTOR CAPITAL GROUP, L.P., a New York partnership ("Sublessee"), having an office at 885 Third Avenue, New York, New York 10022.

                              W I T N E S S E T H:

     WHEREAS, by Agreement of Lease ("Master Lease"), dated as of December 7, 1984, between Fisher 40th & Third Company and Hawaiian Realty, Inc. ("Landlord"), as landlord, and Sublessor, as tenant, Landlord leased to Sublessor the 26th floor (the "Master Premises") in accordance with the terms of the Master Lease, of the building ("Building") located at 605 Third Avenue, New York, New York, a true and complete copy of which Master Lease (with certain financial terms omitted) has been delivered to Sublessee; and

     WHEREAS, Sublessor desires to sublet to Sublessee, and Sublessee desires to hire from Sublessor, the premises demised under the Master Lease upon the terms and conditions hereinafter set forth;

     NOW, THEREFORE, in consideration of the mutual covenants hereinafter provided, Sublessor and Sublessee hereby agree as follows:

     1.   DEMISED PREMISES.
          ----------------

     1.1 Sublessor hereby sublets to Sublessee, and Sublessee hereby sublets and hires from Sublessor, the premises ("Premises") comprising the twenty-sixth
(26th) floor of the Building, for the sublease term hereinafter stated and for the Fixed Rent and Additional Rent (both as hereinafter defined) hereinafter reserved, subject to all of the terms and provisions hereinafter provided or incorporated in this Sublease by reference.

     1.2 Sublessee agrees to accept the Premises broom clean and vacant, on the Commencement Date (as hereinafter defined) in its "as-is" condition on the date thereof.

     1.3 Any and all alterations to, work to be performed in or materials to be supplied for the Premises shall be made, performed and supplied at the sole cost and expense of Sublessee and in conformance with all applicable of the terms and provisions of this Sublease and the Master Lease.

     2.   TERM.
          ----

     2.1 The term ("Term") of this Sublease shall commence on the date (the "Commencement Date") which is the later of (i) the date Sublessor shall have obtained Landlord's written consent to this Sublease in accordance with the provisions of Article 15 and a copy of such consent has been delivered to Sublessee and (ii) the date Sublessor delivers possession of the Premises to Sublessee in accordance with the terms of this Sublease (the "Availability Date"), and unless earlier terminated as herein provided, shall expire on April 29, 2000 (the "Expiration Date"). Sublessor and Sublessee agree to confirm the actual Commencement Date in writing; however, the failure to so confirm shall have no effect on the Commencement Date.

     2.2 If the term of the Master Lease is terminated for any reason prior to the Expiration Date (subject to the provisions of Sections 5.1 and 2.4 hereof), this Sublease shall thereupon be terminated ipso facto without any liability of Sublessor to Sublessee by reason of such early termination. Except as otherwise expressly provided in this Sublease with respect to those obligations of Sublessee and Sublessor which by their nature or under the circumstances can only be, or under the provisions of this Sublease may be, performed after the termination of this Sublease, the Term and estate granted hereby shall end at noon on the date of termination of this Sublease as if such date were the Expiration Date, and neither party shall have any further obligation or liability to the other after such termination. Notwithstanding the foregoing, (i) any liability of Sublessee to make any payment under this Sublease, whether of Fixed Rent, Additional Rent (both as hereinafter defined) or otherwise, which shall have accrued prior to the expiration or sooner termination of this Sublease, shall survive the expiration or sooner termination of this Sublease.

     2.3 Sublessee waives the right to recover any damages which may result from Sublessor's failure to deliver possession of the Premises on the Commencement Date, except if due to a willful act or omission of Sublessor or its agents. If Sublessor shall be unable to deliver possession of the Premises on such scheduled date, and provided Sublessee is not responsible for such inability to give possession, the Rent reserved and guaranteed to be paid herein shall not commence until Sublessor shall be able to so deliver possession of the Premises to Sublessee, and no such failure to deliver possession on such scheduled date shall in any way affect the validity of this Sublease or the obligations of Sublessee hereunder or give rise to any claim for damages by Sublessee or claim for rescission of this Sublease, nor shall the same in any way be construed to extend the Term. Sublessor shall deliver possession, of the Premises to Sublessee no later than (10) days after it has obtained the consent of Landlord hereto. Notwithstanding the foregoing, in the event Sublessor is unable to deliver possession of the Premises to Sublessee within thirty (30) days after it has obtained the consent of Landlord hereto due to a ministerial error, Sublessee shall not be deemed to have waived its rights to recover any damages pursuant to the terms of this
Section 2.3, and Sublessee shall have the right to terminate this Sublease.

     2.4 The parties agree that this Article 2 constitutes an express provision as to the time at which Sublessor shall deliver possession of the Premises to Sublessee, and Sublessee hereby waives any rights to rescind this Sublease which Sublessee might otherwise have pursuant to Section 223-a of the Real Property Law of the State of New York or any other law of like import now or hereafter in force.

     3.   RENT.
          ----

     3.1 The rent ("Rent") reserved for the Term shall consist of the following:

     (i) annual fixed rent ("Fixed Rent") at the rate of Three Hundred Seventy-Three Thousand Nine Hundred and 00/100 Dollars ($373,900.00) per annum for the period commencing on the Commencement Date and ending on the day immediately preceding the first anniversary of the Commencement Date, payable in equal monthly installments of $31,158.33 each.

     (ii) Fixed rent at the rate of Three Hundred Ninety-Two Thousand Five Hundred Ninety-Five and 00/100 ($392,595.00) per annum for the period commencing on the first anniversary of the Commencement Date and ending on the day immediately preceding the second anniversary of the Commencement Date in equal monthly installments of $32,716.25 each.

     (iii) Fixed rent at the rate of Four Hundred Eleven Thousand Two Hundred Ninety and 00/100 ($411,290.00) per annum for the period commencing on the second anniversary of the Commencement Date and ending on the Expiration Date in equal monthly installments of $34,274.17 each.

     The installments of Fixed Rent and Additional Rent for the calendar month in which the Commencement Date occurs, prorated as appropriate if the Commencement Date does not occur on the first day of the month, shall be payable on the Commencement Date. Subsequent installments of Fixed Rent and Additional Rent shall be payable on the first day of each subsequent month of the Term; and

     (iv) additional rent ("Additional Rent") in the amount of $51,411.25 per annum for the entire term of this sublease in equal monthly installments of $4,284.27 shall be paid to Sublessor for the provision of electricity to the Premises. Sublessor shall have the same remedies with respect to any default by Sublessee in the payment of Additional Rent as are provided in this Sublease, the Master Lease or applicable law with respect to any nonpayment of rent.

     (v) Notwithstanding anything contained in this Sublease to the contrary, Sublessee shall not be responsible for the payment of Fixed Rent for the three (3) month period commencing on the Commencement Date and ending three (3) months thereafter.

     3.2 The Fixed Rent and, except as otherwise specifically provided in this Sublease including without limitation Section 3.1(v) above, the Additional Rent, shall be paid by Sublessee to Sublessor at the office of Sublessor set forth above or such other place as Sublessor may designate in writing, without prior notice or demand therefor without any abatement, deduction or setoff. The Fixed Rent and Additional Rent for any month of the term of this Sublease which does not begin or end on the first or last day of a calendar month shall be prorated on a daily basis.


     3.3 Sublessee shall pay all Rent when due, in lawful money of the United States which shall be legal tender for the payment of all debts, public and private, at the time of payment. All sums due and payable as Rent shall from and after the date which is ten (10) days after the due date bear interest at the lesser of (i) two (2%) percent above the alternate base rate or the equivalent thereof charged by Citibank, N.A. (or any successor thereto) or (ii) the maximum legal rate of interest permitted from time to time under law to be charged, provided, however, that no further interest shall be payable upon such interest. All interest accrued under this subsection as hereinabove provided shall be deemed to be Additional Rent payable hereunder and due at such time or times as the Rent with respect to which such interest shall have accrued shall be payable under this Sublease.

     4.   USE.
          ---

     4.1 Sublessee may occupy and use the Premises only for general and executive offices and uses incidental thereto, and for no other purpose, provided that any use of the Premises shall in all respects be only as permitted under the terms and provisions of this Sublease and the Master Lease, including the rules and regulations under the Master Lease, and any and all laws, statutes, ordinances, orders, regulations and requirements of all federal, state and local governmental, public or quasipublic authorities, whether now or hereafter in effect, which may be applicable to or in any way affect the Building or the Premises or any part thereof (collectively, "Legal Requirements").

     4.2 Sublessee shall not, without the prior consent of Sublessor and Landlord, knowingly do or permit anything to be done which may result in a violation of the terms of this Sublease or the Master Lease or which may make Sublessor liable for any damages, claims, fines, penalties, costs or expenses thereunder.

     5.   MASTER LEASE.
          ------------

     5.1 This Sublease and all of Sublessee's rights hereunder are and shall remain in all respects subject and subordinate to (i) all of the terms and provisions of the Master Lease, a copy of which (except for the rent and certain other financial provisions) has been delivered to Sublessee, (ii) any and all amendments of the Master Lease or supplemental agreements relating thereto hereafter made between Landlord and Sublessor (copies of which Sublessor agrees to deliver to Sublessee except for the rent and certain other financial provisions which may be contained therein), provided, however Sublessor shall not enter into any such amendments or supplemental agreements that shall (1) materially adversely affect Sublessee's rights hereunder, (2) increase Sublessee's obligations hereunder other than in an immaterial way, (3) decrease the size of the Premises, or (4) shorten the term hereof and (iii) any and all matters to which the tenancy of Sublessor, as tenant under the Master Lease, is or may be subordinate. Sublessee shall in no case have any rights under this Sublease greater than Sublessor's rights as tenant under the Master Lease. The foregoing provisions shall be self-operative and no further instrument of subordination shall be necessary to effectuate such provisions unless required by Landlord, in which event Sublessee shall, upon demand by Landlord at any time and from time to time, execute, acknowledge and deliver and Landlord any and all instruments that Landlord may deem reasonably necessary or proper to confirm such subordination of this Sublease, and the rights of Sublessee hereunder. Sublessee hereby appoints Sublessor its attorney in fact, coupled with an interest, for the purpose of executing any such instrument of subordination if Sublessee shall fail to execute, acknowledge and/or deliver any such instrument of subordination within ten (10) business days after Landlord's or Sublessor's demand therefor.

     5.2 Sublessee acknowledges that in the event of a (i) termination of the Master Lease, or (ii) re-entry or dispossess by Landlord under the Master Lease, Landlord shall, take over all of the right, title and interest of Sublessor hereunder and Sublessee agrees that it shall, attorn to Landlord pursuant to the then executory provisions of this Sublease, except that Landlord shall not (i) be liable for any previous act or omission of Sublessor under this Sublease, (ii) be subject to any offset not expressly provided in this Sublease, which theretofore accrued to the Sublessee against Sublessor, or (iii) be bound by any previous modification of this Sublease (which is made without Landlord's consent) or by any previous prepayment of more than one month's rent.

     5.3 Sublessee shall observe and perform for the benefit of Landlord and Sublessor, each and every term, covenant, condition and agreement of the Master Lease which Sublessor is required to observe or perform with respect to the Premises as tenant under the Master Lease, except for the covenants of Sublessor to pay Landlord the "fixed annual rent" (as such term is defined in the Master Lease). Except as otherwise specifically provided in this Sublease, all of the terms, covenants, conditions and agreements which Landlord or Sublessor are required to observe or perform with respect to the Premises as parties to the Master Lease are hereby incorporated herein by reference and deemed to constitute terms, covenants, conditions and agreements which Sublessor and Sublessee are required to observe or perform under this Sublease as if set forth herein at length, with the exception of those articles and provisions of the Master Lease which are solely applicable to Landlord or Sublessor and could not reasonably be interpreted as conferring a benefit or an obligation upon Sublessee including without limitation Articles 1,4,5, Section 7.02, 7.03, 7.04, 7.05, 7.06. Sublessor may exercise all of the rights, powers, privileges and remedies reserved to Landlord under the Master Lease to the same extent as if fully set forth herein at length, including, without limitation, all releases from liability to Landlord thereunder except as may be provided otherwise herein, and all rights and remedies arising out of or with respect to any default by Sublessee in the payment of Rent hereunder or the observance or performance of the terms, covenants, conditions and agreements of this Sublease (including these portions of the Master Lease that are incorporated herein). In the event of any inconsistency between the terms of this Sublease and the Master Lease, the terms of this Sublease all govern.

     5.4 The consent of Landlord shall be required in connection with any act which requires the consent of Landlord pursuant to the terms of the Master Lease, notwithstanding that a particular provision herein may not require Sublessor's consent or states that only Sublessor's consent is required.

     6.   SERVICES.
          --------

     6.1 Except as otherwise specifically provided in this Sublease, Sublessee shall be entitled during the Term to receive all services, utilities, repairs and facilities which Landlord is required to provide insofar as such services, utilities, repairs and facilities pertain to the Premises. Notwithstanding anything to the contrary in this Sublease, Sublessor shall have no liability of any nature whatsoever to Sublessee as a consequence of the failure or delay on the part of Landlord in performing any or all of its obligations under the Master Lease, unless such failure or delay is caused by Sublessor, and under no circumstances shall Sublessee have any right to require or obtain the performance by Sublessor of any obligations of Landlord under the Master Lease or otherwise. Sublessee's obligations under this Sublease shall not be impaired, nor shall the performance thereof be excused, because of any failure or delay on the part of Landlord in performing its obligations under the Master Lease.

     6.2 If at any time during the Term Landlord shall default in any of its obligations to furnish facilities, services or utilities or to make repairs to the Premises, then, upon Sublessor's receipt of a written notice from Sublessee specifying such default, Sublessor shall, at Sublessee's sole cost and expense, use its reasonable efforts to enforce its rights under the Master Lease, including, but not limited to giving notices, claims and demands to Landlord to cause Landlord to cure such default. Any action or proceeding instituted by Sublessor against Landlord to enforce such rights shall be conducted at the expense of Sublessee. If, after written request from Sublessee, Sublessor shall fail or refuse to take appropriate action for the enforcement of Sublessor's rights against Landlord with respect to the Premises, Sublessee shall have the right to take such action in its own name, and for such purpose and only to such extent, all of the rights of Sublessor under the Master Lease (including Sublessor's arbitration rights, if any) are hereby conferred upon and conditionally assigned to Sublessee and Sublessee hereby is subrogated to such rights to the extent that the same shall apply to the Premises. If any such action against Landlord in Sublessee's name shall be barred by reason of lack of privity, non-assignability or otherwise, Sublessee may take such action in Sublessor's name provided Sublessee has obtained the prior written consent of Sublessor, Sublessor not to unreasonably withhold, condition or delay said consent, and that copies of all papers and notices of all proceedings shall be promptly given to Sublessor so that Sublessor may be kept fully informed in respect thereof. In connection with the foregoing, Sublessee shall indemnify and hold Sublessor harmless from and against any and all loss, cost, damage, expense or liability (including, but not limited to, reasonable attorney's fees and disbursements) incurred by Sublessor by reason of any action by Sublessee against Landlord to the extent Sublessor's actions or failures to act are not involved in the subject matter of the dispute, such indemnity shall survive the Expiration Date or sooner termination of this Sublease.

     7.   ELECTRICITY.
          -----------

     7.1  Intentionally Omitted.
          ---------------------

     7.2 Sublessee acknowledges that (i) Sublessor is not responsible for providing or installing any equipment necessary for Sublessee's electrical requirements, and (ii) Sublessor shall have no liability to Sublessee for any loss, damage or expense which Sublessee may sustain or incur by reason of any change, failure, inadequacy or defect in the supply or character of the electrical energy furnished to the Premises or if the quantity or character of the electrical energy is no longer available or suitable for Sublessee's requirements.

     8.   ALTERATION AND REPAIRS.
          ----------------------

     8.1 Sublessee shall make no alterations, installations, additions or improvements, including Sublessee's initial leasehold improvements (collectively, "Alterations") in or about the Premises without the prior written consent of Sublessor and Landlord in each instance, which consent shall not be unreasonably withheld by Sublessor provided any required consent of Landlord shall have first been obtained. Sublessor consents to the performance by Sublessee of the Initial work set forth on the plans annexed hereto as Exhibit
A. Any Alterations consented to by Sublessor shall be performed by Sublessee, at its sole cost and expense, and in compliance with the following requirements:

    (a) Sublessee, at its sole expense, shall comply with all of the provisions of this Sublease and the Master Lease pertaining to the making of Alterations, including, without limiting the generality of the foregoing, the provisions requiring the prior written consent of Landlord before any Alterations may be made in or about the Premises;

     (b) Sublessee shall furnish Sublessor with certificates of insurance in the same manner as provided in the Master Lease as to coverage and insurer (who shall be licensed to do business in the State of New York), including, but not limited to, liability, property damage, and worker's compensation insurance to protect Sublessor, Landlord, their agents, employees, successors and assigns and Sublessee during the period of the performance of such Alteration;

    (c) All such Alterations shall be performed in a good and workmanlike manner and in compliance with all Legal Requirements and with all requirements of any insurance policies affecting the Premises or the Building and so as to cause as little interference as possible with Sublessor's or its sublessees' use, occupancy and enjoyment of the premises of which the Premises are a part; and

     (d) Sublessee, at its sole expense, shall obtain all municipal and other governmental licenses, permits, authorizations, approvals and certificates required in connection with such Alteration.

     8.2 Sublessor shall have no obligations whatsoever to make any repairs or Alterations in the Premises to any systems serving the Premises or to any equipment, fixtures or furnishing in the Premises, or to restore the Premises in the event of a fire or other casualty therein or to perform any other duty with respect to the Premises which Landlord is required to perform pursuant to certain obligations which Landlord has to Sublessor under the Master Lease. Sublessee shall look solely to Landlord for the making of any and all repairs in the Premises and the performance of all such other work and responsibilities and only to the extent required by the terms of the Master Lease.

     9.   INSURANCE.
          ---------

     9.1 Sublessee, at Sublessee's sole expense, shall maintain for the benefit of Sublessee, Sublessor and Landlord such policies of insurance required by the Master Lease or reasonably satisfactory to Sublessor as to coverage and insurer (who shall be licensed to do business in the State of New York), provided that such insurance shall at a minimum include comprehensive general liability insurance, in an amount of not less than $2,000,000, protecting and indemnifying Sublessor, Landlord and Sublessee against any and all claims and liabilities for injury or damage to persons or property or for the loss of time or of property occurring upon, in or about the Premises, and the public portions of the Building, caused by or resulting from or in connection with any act or omission of Sublessee, Sublessee's employees, agents or invitees. Sublessee shall furnish to Sublessor certificates of insurance evidencing such coverage prior to the Commencement Date.

     9.2 Nothing contained in this Sublease shall relieve Sublessee or Sublessor from any liability as a result of damage from fire or other casualty, but each party shall look first to any property insurance in its favor before making any claim against the other party for recovery for loss or damage resulting from fire or other casualty. To the extent that such insurance is in force and collectible and to the extent permitted by law, Sublessor and Sublessee each hereby releases and waives all right to recovery against the other or anyone claiming through or under the other by way of subrogation or otherwise. The foregoing release and waiver shall be in force only if the insurance policies of Sublessor and Sublessee provide that such release or waiver does not invalidate the insurance; each party agrees to use its best efforts to include such a provision in its applicable insurance policies. If the inclusion of said provision would involve an additional expense, either party, at its sole expense, may require such provision to be inserted in the other's policy.

     10.  ASSIGNMENT, SUBLETTING AND ENCUMBRANCES.
          ---------------------------------------

     10.1 Except as otherwise provided herein, Sublessee, shall not sublease, mortgage, pledge or otherwise encumber all or any part of the Premises, assign this Sublease (by operation of law or otherwise) or permit the Premises to be used or occupied by anyone other than Sublessee, without the prior written approval of Sublessor and Landlord in each instance, which approval from Landlord shall be granted or withheld in Landlord's discretion in accordance with the terms of the Master Lease, and from Sublessor shall not be unreasonably withheld or delayed. If Sublessor consents to an assignment of this Sublease or a subletting of the Premises, no such assignment or subletting shall be or be deemed to be effective until the following conditions have been met:

     (i) Landlord shall have consented in writing to such assignment or subletting;

     (ii) in the case of an assignment, the assignee shall have assumed in writing, directly for the benefit of Sublessor, all of the obligations of Sublessee hereunder and Sublessor shall have been furnished with a duplicate original of the agreement of assignment and assumption, in form and substance reasonably satisfactory to Sublessor; and

     (iii) in the case of a subletting, Sublessor shall have been furnished with a duplicate original of the sublease prior to the commencement of the term of such sublease, which sublease shall be in form and substance reasonably satisfactory to Sublessor, and shall be subject and subordinate to all of the terms, covenants and conditions of this Sublease and the Master Lease and shall restrict the right of the subtenant thereunder to assign such sublease or further sublet its subleased premises without Sublessor's prior consent.

           Notwithstanding Sublessor's consent to any such assignment or subletting, the provisions of this subsection shall be applicable to each and every subsequent assignment or subletting, and Sublessee shall not be released from any of its obligations or liabilities hereunder.

     10.2 The provisions of Section 10.1 hereof shall not apply to transactions with a corporation into or with which Sublessee is merged or consolidated or with an entity to which substantially all of Sublessee's assets are transferred or, if Sublessee is a partnership, with a successor partnership, nor shall the provisions of Section 10.1 apply to transactions with an entity which controls or is controlled by Sublessee or is under common control with Sublessee. In furtherance of the provisions of this paragraph 10.2, the parties understand and agree that Sublessee shall have the right to assign this Sublease to Capital Trust without the consent of Sublessor or Landlord.

     10.3 If this Sublease be assigned or if the Premises or any part thereof be further sublet or occupied by anybody other than Sublessee, Sublessor may, after default by Sublessee, collect rent from the assignee, subtenant or occupant, and, if Sublessor does so, it shall apply the net amount collected to the Fixed Rent, Additional Rent and other charges herein reserved, but no such assignment, subletting, occupancy or collection shall be deemed a waiver of Sublessee's covenants under this Article 10, or the acceptance by Sublessor of the assignee, subtenant or occupant as tenant hereunder or a release of Sublessee from the further performance by

Sublessee of any of the terms, covenants and conditions of this Sublease on the part of Sublessee to be performed hereunder.

     10.4 Sublessee shall pay on demand the third-party costs and expenses reasonably incurred by Sublessor and Landlord, including, without limitation, reasonable architect, engineer and attorneys' fees and disbursements in connection with any proposed or actual assignment of this Sublease or subletting of the Premises or any part thereof and the review and/or preparation of documents in connection therewith.

     10.5 If, with respect to any subletting permitted hereunder, other than by a sublease contemplated by Section 10.2 hereof, the rents received by Sublessee under a sublease shall exceed the rents reserved hereunder that are allocable to the premises sublet, the excess shall be applied by Sublessee to reasonable brokerage commissions, reasonable legal fees and reasonable advertising expenses, incurred by Sublessee in connection with and allocable to the subletting and fifty (50%) percent of any balance of such excess shall be paid by Sublessee to Sublessor as and when received.

      11.  Indemnification
           ---------------

      11.1 Sublessor, Landlord, their respective employees, agents, contractors, licensees and invitees, shall not be liable to Sublessee, its employees, agents, contractors, licensees or invitees (except if due to an act or omission of Sublessor, Landlord, their respective employees, agents, contractors, licensees and invitees, and Sublessee shall indemnify and hold harmless Sublessor and Landlord and their respective employees, contractors, licensees or invitees for any and all loss, cost, liability, claim, damage and expense, including, without limiting the generality of the foregoing, reasonable attorneys' fees and expenses and court costs, penalties and fines incurred in connection with or arising from any injury to Sublessee or any other person or for any damage to, or loss (by theft or otherwise) of, any of the property of Sublessee and/or any other person, (i) irrespective of the cause of such injury, damage or loss if occurring in or about the Premises, and (ii) to the extent caused by the acts, omissions or negligence of Sublessee, its employees, agents, contractors, licensees, or invitees, if occurring in or about the Building.

     11.2 Sublessee shall indemnify and hold harmless Sublessor and Landlord, and their respective employees, agents, contractors, licensees and invitees, from and against any and all loss, cost, liability, claims, damage and expenses, including, without limiting the generality of the foregoing, attorneys' fees and expenses and court costs, penalties and fines, incurred in connection with or arising from (i) any default by Sublessee in the observance or performance of, or compliance with, any of the terms, covenants or conditions of this Sublease or the Master Lease on Sublessee's part to be observed, performed or complied with, (ii) the use or occupancy or manner of use or occupancy of the Premises by Sublessee or any person claiming through or under Sublessee or the exercise by Sublessee or any person claiming through or under Sublessee of any rights granted to Sublessee hereunder, including, without limiting the generality of the foregoing, those rights provided under Article 6 above, (iii) any acts, omissions or negligence of Sublessee or any person claiming through or under Sublessee, or the employees, agents, contractors, licensees or invitees of Sublessee (other than Sublessor, its employees, agents and contractors) or any such person, in or about the Premises or the Building either prior to, during, or after the termination of this Sublease, or (iv) the condition of the Premises for which Sublessee is liable. If any action or proceeding shall be brought against Sublessor or Landlord by reason of any such claim, Sublessee, upon notice from Sublessor or Landlord, shall resist and defend such action or proceeding and employ counsel therefor reasonably satisfactory to Sublessor and Landlord. Sublessee shall pay to Sublessor on demand all sums which may be owing to Sublessor and Landlord by reason of the provisions of this subsection. Sublessee's obligations under this subsection shall survive the Expiration Date or other termination of this Sublease.

     12.   TIME LIMITS.
           -----------

     12.1 Except with respect to actions to be taken by Sublessee for which shorter time limits are specifically set forth in this Sublease, which time limits shall control for the purposes of this Sublease, the time limits provided in those portions of the Master Lease that are incorporated herein for the giving or making of any Notice (as hereinafter defined) by the tenant thereunder to Landlord, the holder of any leasehold mortgage or any other party, or for the performance of any act, condition or covenant by the tenant thereunder, or for the exercise of any right, remedy or option by the tenant thereunder, are changed for the purpose of incorporation into this Sublease, by shortening the same in each instance by (i) fifteen (15) days with respect to all such periods of sixty (60) or more days, (ii) seven (7) days with respect to all such periods of thirty (30) or more days but less than sixty (60) days, (iii) five (5) days with respect to all such periods of twenty (20) or more but less than thirty
(30) days and (iv) three (3) days with respect to all such periods of less than twenty (20) days, provided, however, that in no event shall any such period be shortened to less than five (5) days, so that any Notice may be given or made, or any act, condition or covenant performed, or option hereunder exercised, by Sublessor within the time limit relating thereto contained in the Master Lease.

     13.   REMEDIES CUMULATIVE.
           -------------------

     13.1 Each right and remedy of Sublessor under this Sublease shall be cumulative and be in addition to every other right and remedy of Sublessor under this Sublease and now or hereafter existing at law or in equity, by statute or otherwise.

     14.   QUIET ENJOYMENT.
           ---------------

     14.1 Sublessor covenants that, as long as Sublessee shall pay the Fixed Rent and Additional Rent and all other amounts due hereunder, within applicable notice and cure periods and shall duly observe, perform, and comply, within applicable notice and cure periods with all of the terms, covenants and conditions of this Sublease on its part to be observed, performed or complied with, Sublessee shall, subject to all of the terms of the Master Lease and this Sublease, peaceably have, hold and enjoy the Premises during the Term without molestation or hindrance by Sublessor, except as otherwise provided in Section
5.2 hereof.

     15.   RELEASE OF SUBLESSOR.
           --------------------

     15.1 The term "Sublessor", as used in this Sublease shall be limited to mean and include only the owner or owners at the time in question of the tenant's interest under the Master Lease, and in the event of any transfer or transfers of the tenant's interest in the Master Lease,

Sublessor herein named (and in case of any subsequent transfer or conveyance, the then transferor of the tenant's interest in the Master Lease, provided the transferee has assumed same) shall be automatically freed and relieved from and after the date of such transfer of all liability with respect to the performance of any covenants or obligations on the part of Sublessor contained in this Sublease thereafter to be performed.

     16.   SURRENDER OF PREMISES.
           ---------------------

     16.1 Sublessee shall, no later than the termination of this Sublease and in accordance with all of the terms of this Sublease, vacate and surrender to Sublessor the Premises, together with all Alterations, in good order, condition and repair, reasonable wear and tear excepted and loss by fire or other casualty excepted. Sublessee's obligation to observe or perform this covenant shall survive the termination of this Sublease. Notwithstanding anything contained herein or in Section 8.04 of the Master Lease to the contrary, Sublessee shall only be responsible for the removal of the alterations Sublessee makes to the Premises and shall not be required to remove any alterations made by Sublessor.

     16.2 Sublessee expressly waives, for itself and for any person claiming through or under Sublessee, any rights which Sublessee or any such person may have under the provisions of Section 2201 of the New York Civil Practice Law and Rules and any successor law of like import then in force in connection with any holdover summary proceedings which Sublessor may institute to enforce the foregoing provisions of this Article 16.

     17.   ESTOPPEL CERTIFICATES.
           ---------------------

     17.1 At any time and from time to time within ten (10) days after a written request from Sublessor, Sublessee shall execute, acknowledge and deliver to the Sublessor a written statement certifying (i) that this Sublease has not been modified and is in full force and effect or, if there has been a modification of this Sublease, that this Sublease is in full force and effect as modified, and stating such modifications, (ii) the dates to which the Fixed Rent, Additional Rent and other charges hereunder have been paid, (iii) that to the best of Sublessee's knowledge, no defaults exist under this Sublease or, if any defaults do exist, specifying the nature of each such default and (iv) as to such other matters pertaining to the terms of this Sublease as Sublessor may reasonably request.

     18.   SECURITY.
           --------

     18.1 (a) Simultaneously with the delivery to Sublessee of Landlord's written consent to this Sublease as set forth in Section 20.1 hereof, Sublessee shall deposit with Sublessor the sum of $106,327.80 ("Security Deposit") as security for the faithful performance and observance by Sublessee of all of the terms, covenants and conditions of this Sublease on Sublessee's part to be performed and observed. Sublessor may use, apply or retain the whole or any part of the Security Deposit to the extent required for the payment of any Rent and any other sums as to which Sublessee may be in default hereunder beyond the expiration of applicable grace and notice periods and for any sum which Sublessor may expend or may be required to expend by reason of Sublessee's default beyond the expiration of applicable grace and notice periods in respect of any of the terms, covenants and conditions of this Sublease, including, without limiting the generality of the foregoing, any and all damages and deficiencies in the reletting of the Premises, whether such damages or deficiencies shall accrue before or after summary proceedings or other re-entry by Sublessor. In the event that Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Security Deposit, or so much thereof as shall not have been applied by Sublessor as aforesaid, together with accrued interest thereon, shall be returned to Sublessee promptly following the Expiration Date or date of earlier termination and delivery of the entire possession of the Premises to Sublessor. In the event of an assignment by Sublessor of its interest under the Master Lease, Sublessor shall have the right to transfer the Security Deposit to the assignee and Sublessor shall, upon assignee's agreement to the terms contained herein, thereupon be released by Sublessee from all liability for the return of such Security Deposit. In such event, Sublessee shall look solely to its new landlord for the return of said Security Deposit. The foregoing provisions shall apply to every transfer or assignment made of the Security Deposit to a new landlord. Sublessee further covenants that it will not assign or encumber or attempt to assign or encumber the Security Deposit and that neither Sublessor nor its successors and assigns shall be bound by any such assignment, encumbrance, attempted assignment or attempted encumbrance. The Security Deposit shall be increased annually so that it shall always be equal to three months' Fixed Rent at the then current rate.

           (b) The Security Deposit shall be placed by Sublessor in an interest bearing account. Interest that accrues thereon shall belong to Sublessee. Provided Sublessee is not in default hereunder and Sublessee supplies Landlord with its Tax I.D. Number, interest, less a one percent (1%) administration fee, shall be paid to Sublessee once annually. The obligation to pay any taxes, whether income or otherwise, related to or affecting any interest earned on the Security Deposit shall be the sole responsibility of Sublessee and Sublessee hereby agrees to pay same. Sublessee represents that its Tax I.D. Number is ###-##-####.

     18.2 Sublessee shall have the right, either (i) in lieu of the funds required to be deposited with Sublessor pursuant to this Article 18 or (ii) at any time thereafter in substitution for such funds, to deposit and maintain with Sublessor as the security deposit referred to in this Article 18, an irrevocable commercial letter of credit in the aggregate amount of $106,327.80, in form and substance reasonably satisfactory to Sublessor, and issued by a member bank of the New York Clearing House Association, payable upon the presentation by Sublessor to such bank in New York City of a sightdraft, along with a certified statement that Sublessee is in default beyond applicable notice and cure periods and that Sublessor is therefor entitled to draw on the Letter of Credit pursuant to the terms of the Lease, which letter of credit shall provide (i) for the continuance of such credit for the period of at least one (1) year from the date the same is issued. Sublessee will renew or replace the Letter of Credit at least 20 days prior to its expiration or Sublessor can draw on the Letter of Credit and hold the draw as security pursuant to this Article 18. Each letter of credit to be deposited and maintained with Sublessor (or the proceeds thereof) shall be held by Sublessor as security for the faithful performance and observance by Sublessee of the terms, provisions and conditions of this Sublease, and in the event that (x) any default occurs under this Sublease and continues beyond the expiration of applicable notice and cure periods, or (y) Sublessor transfers its right, title and interest under this Sublease to a third party and the bank issuing such letter of credit does not consent to the transfer of such letter of credit to such third party and Sublessee does not provide a replacement Letter of Credit prior to such transfer, or (z) notice is given by the bank issuing such letter of credit that it does not intend to renew the same, as above provided and Sublessee does not provide a replacement Letter of Credit, then, in any such event, Sublessor may draw on such letter of credit, and the proceeds of such letter of credit shall then be held and applied as security (and be replenished, if necessary) as provided in Section 18.1. In the event that Sublessee shall fully and faithfully comply with all of the terms, provisions, covenants and conditions of this Sublease, the Security Deposit, or so much thereof as shall not have been applied by Sublessor as aforesaid, shall be returned to Sublessee promptly following the Expiration Date or date of earlier termination and delivery of the entire possession of the Premises to Sublessor.

     19.   NOTICES.
           -------

     19.1 All notices, consents, approvals or other communications (collectively, a "Notice") required to be given under this Sublease or pursuant to law shall be in writing and, unless otherwise required by law, shall be given by registered or certified mail, return receipt requested, postage prepaid, addressed:

           (a) if to Sublessor, at Sublessor's address set forth in this Sublease or at such other address as Sublessor may designate by Notice to Sublessee and with copies to (x) Sublessor, at 633 Third Avenue, New York, New York 10017, Attn.: Chief Financial Officer, and (y) to the address set forth above, Attn.: General Counsel, or

           (b) if to Sublessee, at Sublessee's address set forth in this Sublease, or at such other address as Sublessee may designate by notice to Sublessor and with copies to


           Either party may designate a new address to which Notices may be sent by Notice to the other party. Any Notice given pursuant hereto shall be deemed to have been received on the third day after the mailing thereof if mailed in accordance with the terms hereof.

     20.   LANDLORD'S CONSENT REQUIRED.
           ---------------------------

     20.1 This Sublease shall be of no force or effect unless and until Sublessor shall have obtained Landlord's written consent to this Sublease and delivered to Sublessee an executed copy of such consent. In the event Landlord shall notify Sublessor that it will not consent to this Sublease, then Sublessor will promptly notify Sublessee of such fact. In the event that Sublessor has not obtained the consent from Landlord on or prior to July 31, 1997 Sublessee shall have the right to terminate this Sublease.

     21.   BROKER.
           ------

     21.1 Sublessee and Sublessor represent and warrant to each other that they have not dealt with any broker in connection with this Sublease other than Insignia/Edward S. Gordon Company, Inc. (the "Broker") and that no broker or person other than the Broker had any part or was instrumental in any way in bringing about this transaction. Sublessee and

Sublessor shall indemnify and hold each other harmless from and against any and all loss, claims, liabilities, damages and expenses, including, without limitation, reasonable attorneys' fees and expenses and court costs, arising out of or in connection with any breach or alleged breach of the above representations or any claim by any person or entity other than Broker for brokerage commissions or other compensation in connection with the consummation of this Sublease. The provisions of this Article shall survive the expiration or sooner termination of this Sublease. Sublessor shall pay the Broker any brokerage commission due the Broker pursuant to a separate agreement in connection with this Sublease, if any.


     22.   Waiver of Rights to Jury and Counterclaim.
           -----------------------------------------

     22.1 Sublessor and Sublessee each hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties against the other on any matters whatsoever arising out of or in any way connected with this Sublease, the relationship of Sublessor and Sublessee, Sublessee's use or occupancy of the Premises, and/or any claim of injury or damage, or for the enforcement of any remedy under any statute, emergency or otherwise. Sublessor and Sublessee further agree that in the event Sublessor commences any summary proceeding for non-payment of Rent, Sublessee will not interpose any counterclaim of whatever nature or description in any such proceeding. Notwithstanding the foregoing, Sublessee shall be permitted to bring a separate claim in another action.

     23.   Miscellaneous.
           -------------

     23.1 This Sublease shall be governed by and construed in accordance with the laws of the State of New York.

     23.2 The section headings in this Sublease and the table of contents are inserted only as a matter of convenience for reference and are not to be given any effect in construing this Sublease.

     23.3 If any of the provisions of this Sublease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Sublease, or the application of such provision or provisions to persons or circumstances other than those as to whom or which it is held invalid or unenforceable, shall not be affected thereby, and every provision of this Sublease shall be valid and enforceable to the fullest extent permitted by law.

     23.4 All of the terms and provisions of this Sublease shall be binding upon and inure to the benefit of the parties hereto and, subject to the provisions of Article 10 hereof, their respective successors and assigns.

     23.5 Sublessor has made no representations, warranties or covenants to or with Sublessee with respect to the subject matter of this Sublease except as expressly provided herein and all prior negotiations and agreements relating thereto are merged into this Sublease. This Sublease may not be amended or terminated, in whole or in part, nor may any of the provisions be waived, except by a written instrument executed by the party against whom enforcement of such amendment, termination or waiver is sought and unless the same is permitted under the terms and provisions of the Master Lease.

     23.6 Unless specifically provided herein, all capitalized terms used in this Sublease which are defined in the Master Lease shall be deemed to have the respective meanings set forth therein.

     23.7 The submission by Sublessor to Sublessee of this Sublease in draft form shall be deemed submitted solely for Sublessee's consideration and not for acceptance and execution. Such submission shall have no binding force and effect, shall not constitute an option for the leasing of the Premises, and shall not confer any rights or impose any obligation upon either party. The submission by Sublessor of this Sublease for execution by Sublessee and the actual execution and delivery by Sublessee to Sublessor shall similarly have no binding force and effect unless and until Sublessor and Sublessee shall have executed this Sublease and a counterpart thereof shall have been delivered to Sublessee. In consideration of Sublessor's administrative expense in considering this Sublease and the terms of Sublessee's proposed tenancy hereunder and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublessee's submission to Sublessor of this Sublease, duly executed by Sublessee, shall constitute an irrevocable offer for the leasing of the Premises, to continue for ten (10) business days from and after receipt by Sublessor of this Sublease duly executed by Sublessee.

     23.8 Sublessor shall cause Sublessee's name to be listed in the elevator as the occupant of the 26th floor and Sublessor shall cause to be provided the requisite number of listings in the Building Directory as may be authorized by Landlord.

     24.   UNDERLYING LEASE COMPLIANCE.
           ---------------------------

     24.1 Sublessor represents and warrants to Sublessee that (a) the Master Lease is in full force and effect; (b) to the best knowledge of Sublessor, no event has occurred which with the passage of time or giving of notice, or both, shall ripen into a default under the Master Lease; (a) there are presently no offsets or defenses existing against the enforcement of the Master Lease and (b) Sublessor holds title to the entire tenant's interest under the Master Lease; (c) there is no leasehold financing affecting the Premises.

     24.2 Sublessor covenants and agrees that it will not do or cause to be done or suffer or permit any act or thing to be done which may or could cause the Master Lease or the rights of Sublessor as tenant thereunder to be cancelled, terminated, forfeited or prejudiced, unless Sublessor is prevented from complying with the terms of this subparagraph due to any action or inaction of Sublessee. Sublessor further covenants and agrees that it will not terminate, cancel or surrender the Master Lease without Subtenant's prior written consent which consent shall be determined in Sublessee's sole discretion. Sublessor further covenants and agrees to (i) duly perform and observe all of the terms, provisions and conditions of the Master Lease on its part to observe and perform to the extent that such terms are not provided in this Sublease to be observed by Sublessee; and (ii) pay to Landlord all fixed annual rent, additional rent and other charges that may become due and payable by Sublessor pursuant to the Master Lease, as and when such amounts become due and payable thereunder. If Sublessor shall fail to observe any of such terms and/or fail to pay any such amounts to Landlord as and when such amounts shall be due and payable then, in such event, Sublessee may, but shall not be obligated to, expend such sums as may be necessary to observe or perform such terms, provisions and conditions and/or pay such rent, additional rent and other charges to Landlord for the account of Sublessor, and any amount so paid shall become immediately due and payable to Sublessee from Sublessor upon demand, and if not so paid by Sublessor, Sublessee shall have the right to offset such amounts plus interest against future fixed and additional rent payments hereunder, notwithstanding anything to the contrary contained herein.


     25. The parties agree that the trustees of Capital Trust shall have no personal liability hereunder to Sublessor or Landlord and any obligation of Capital Trust hereunder to Sublessor or Landlord shall be satisfied solely from the assets of Capital Trust.

     IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease as of the day and year first above written.

                              Sublessor
                              NEW YORK JOB DEVELOPMENT AUTHORITY


                              By:    /s/ Garry P. Ryan
                                    -------------------------------
                                    Name:  Garry P. Ryan
                                    Title: Controller


                              as Sublessee

                              CAPITAL TRUST


                              By:    /s/ John R. Klopp
                                    -------------------------------
                                    Name: John R. Klopp
                                    Title: Chief Executive Officer

                             ASSIGNMENT OF SUBLEASE



          This Sublease is hereby assigned from Victor Capital Group, L.P. (the "Assignor") to Capital Trust (the "Assignee").

          IN WITNESS WHEREOF, Assignor has duly executed this Assignment of Sublease.



Dated:    July 29, 1997

                              Assignor:

                              VICTOR CAPITAL GROUP, L.P.

                              By:   Valentine Wildove & Company, Inc.
                                    General Partner


                              By:    /s/ John R. Klopp
                                    ------------------